UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Polarisavenue 31
2132 JH Hoofddorp
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
     ☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Letter Agreement
Waiver No. 3 to Amended and Restated Credit Agreement
Limited Waiver to Note Purchase Agreement

Item 1.01 Entry Into a Material Definitive Agreement.
     Effective March 30, 2006, we entered into Waiver No. 3 (“Waiver No. 3”) to our Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of May 12, 2005 among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent. Waiver No. 3 provides an extension until May 31, 2006 (or, if earlier, the occurrence of any other default under the Credit Agreement) to deliver to the Administrative Agent and the Lenders our financial statements and related certifications and documents for the third and fourth quarters of our 2005 fiscal year, for our 2005 fiscal year and for the first quarter of our 2006 fiscal year, required under the Credit Agreement for such periods, and a waiver of the application of the default rate of interest provided under the Credit Agreement.
     Effective March 30, 2006, we entered into Waiver No. 3 (“Limited Waiver”) to our Note Purchase Agreement dated as of July 1, 2001 between Chicago Bridge & Iron Company N.V. and certain of our subsidiaries, and the Purchasers named in Schedule A thereto (the “Note Purchase Agreement”). The Limited Waiver provides an extension until May 31, 2006 (or, if earlier, the occurrence of any other default under the Note Purchase Agreement or the Credit Agreement) to deliver to the note holders our financial statements and related certifications and documents for the third and fourth quarters of our 2005 fiscal year, for our 2005 fiscal year and for the first quarter of our 2006 fiscal year, required under the Note Purchase Agreement for such periods.
     Effective March 31, 2006, the Severance Agreement and Release and Waiver (“Agreement”) between Chicago Bridge & Iron Company (Delaware) and Richard E. Goodrich, acting Chief Financial Officer (“Executive”) dated October 8, 2005, as amended February 13, 2006, has been amended to provide that Executive will remain an employee of the Company until April 30, 2006 or such other date as the parties may subsequently agree. Executive will continue to receive salary and benefits as specified in the Agreement. To the extent provisions of the Agreement are tied to a March 31, 2006 retirement date, those provisions, including the Agreement for Consulting Services, are changed so that April 30, 2006 is the operative date. The other provisions of the Agreement remain in effect.
Item 8.01 Other Events
     Chicago Bridge & Iron Company N.V. is not able to file its annual report on Form 10-K at this time because certain identified accounting issues require further evaluation. As previously disclosed in our Form 12b-25 filed March 17, 2006, these issues could give rise to additional adjustments that might result in restatement for items we believe are in substantial part related to timing issues.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
10.1	Letter Agreement dated March 30, 2006 amending the Severance Agreement and Release and Waiver between Chicago Bridge & Iron Company (Delaware) and Richard E. Goodrich executed October 8, 2005, as amended February 13, 2006 (previously filed as an Exhibit to the Company’s Forms 8-K filed October 8, 2005 and February 14, 2006, respectively)

99.1	Waiver No. 3 dated as of March 30, 2006 to Amended and Restated Credit Agreement dated as of May 12, 2005 among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent

99.2	Limited Waiver dated as of March 30, 2006 to Note Purchase Agreement dated as of July 1, 2001 between Chicago Bridge & Iron Company N.V. and certain of our subsidiaries, and the Purchasers named in Schedule A thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
Date: March 31, 2006	By:	/s/ Richard E. Goodrich
Richard E. Goodrich
Acting Chief Financial Officer

Exhibit Index

Exhibits	Description of Exhibit
10.1	Letter Agreement dated March 30, 2006 amending the Severance Agreement and Release and Waiver between Chicago Bridge & Iron Company (Delaware) and Richard E. Goodrich executed October 8, 2005, as amended February 13, 2006 (previously filed as an Exhibit to the Company’s Forms 8-K filed October 8, 2005 and February 14, 2006, respectively)

99.1	Waiver No. 3 dated as of March 30, 2006 to Amended and Restated Credit Agreement dated as of May 12, 2005 among Chicago Bridge & Iron Company N.V., the Subsidiary Borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent

99.2	Limited Waiver dated as of March 30, 2006 to Note Purchase Agreement dated as of July 1, 2001 between Chicago Bridge & Iron Company N.V. and certain of our subsidiaries, and the Purchasers named in Schedule A thereto